UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):    March 13, 2000


                                Netgateway, Inc.
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)

         Delaware                        000-27941                87-0591719
________________________________________________________________________________
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation  )                                      Identification No.)


300 Oceangate, 5th Floor, Long Beach, CA                            90802
________________________________________________________________________________
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (582) 308-0010


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On March 13, 2000, Netgateway, Inc. and Galaxy Enterprises, Inc., a Nevada corporation, issued a press release concerning the execution of a Merger Agreement among the parties and a wholly-owned subsidiary of Netgateway, pursuant to which the subsidiary would be merged with and into Galaxy, with Galaxy remaining as the surviving corporation in the merger and a subsidiary of Netgateway. Upon consummation of the merger, Netgateway will acquire Galaxy for approximately 3.9 million shares of Netgateway common stock, or approximately six tenths of one share of Netgateway common stock for each share of Galaxy common stock. Consummation of the Merger Agreement is subject to certain terms, conditions and termination rights specified in the Merger Agreement. A copy of the press release is filed as an exhibit to this current report.

     In connection with the execution of the Merger Agreement, Netgateway and John J. Poelman, the Chief Executive Officer of Galaxy, also entered into a voting agreement pursuant to which, among other things, Mr. Poelman agreed to vote in favor of approval and adoption of the Merger. In connection with and as a condition to the Merger Agreement, Netgateway and Sue Ann Cochran, an affiliate of Galaxy, also entered into a voting agreement pursuant to which, among other things, Ms. Cochran agreed to vote in favor of approval and adoption of the Merger.

     In connection with the execution of the Merger Agreement, Netgateway and Mr. Poelman entered into an option agreement, pursuant to which, among other things, Mr. Poelman granted to Netgateway an option to purchase his shares of Galaxy common stock, representing 16% of the total outstanding shares of Galaxy common stock.

     In connection with the execution of the Merger Agreement, Netgateway and each of Mr. Poelman, Brandon Lewis, Frank C. Heyman, Robert Green, David Wise and Benjamin Roberts, executed affiliate lock-up agreements, pursuant to which the parties agreed that until the first market trading day following the date Netgateway publishes financial results covering at least thirty (30) days of combined operations of Netgateway and Galaxy, the affiliates will not sell, exchange, or otherwise transfer, with the intent to reduce or have the effect, directly or indirectly, of reducing their risk relative to any shares of Galaxy common stock, or any rights, options or warrants to purchase Galaxy common stock, or any Netgateway common stock received by the affiliates in connection with the merger.

     In connection with the execution of the Merger Agreement, Galaxy and Mr. Poelman, Mr. Heyman and Mr. Lewis entered into employment agreements, to be effective upon consummation of the merger.

     In connection with the execution of the Merger Agreement, Impact Media, Inc., a wholly owned subsidiary of Galaxy, and Mr. Green and Mr. Wise entered into employment agreements to be effective upon consummation of the merger.



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

     Copies of the merger agreement, voting agreements, option agreement, form of affiliate lock-up agreement and form of employment agreement are filed as exhibits to this current report.

Item 7.   Financial Statements and Exhibits.

         (a)      Financial Statements
                    Not Applicable.
         (b)      Current Report on Form 8-K
                    Not Applicable.
         (c)      Exhibits.
                    See Index to Exhibits on page 5.

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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NETGATEWAY, INC.


Dated:  March 21, 2000                      By: /s/ John Frojen
                                                _____________________________
                                                 John Frojen
                                                 Chief Financial Officer


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

                                INDEX TO EXHIBITS

Exhibit No.                Description
     10.1                  Agreement and Plan of Merger dated as of March 10, 2000 by and among the Netgateway,
                           Inc., Galaxy Enterprises, Inc., and Galaxy Acquisition Corp.
     10.2                  Voting Agreement dated as of March 10, 2000, by and among Netgateway, Inc. and John J.
                           Poelman.
     10.3                  Voting Agreement dated as of March 10, 2000, by and among Netgateway, Inc. and Sue Ann
                           Cochran.
     10.4                  Stock Option Agreement dated as of March 10, 2000, by and among Netgateway, Inc. and John J.
                           Poelman.
     10.5                  Form of Affiliate Lock-Up Agreement
     10.6                  Form of Employment Agreement
     99.1                  Press Release dated March 13, 2000.

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